UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

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Filed by a Party other than the Registrant 🗹

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☐      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐      Definitive Proxy Statement

☐      Definitive Additional Materials

🗹      Soliciting Material Pursuant to Rule 14a-12

Chinook Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

Novartis AG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On July 10, 2023, the communication set forth below was delivered on behalf of Novartis to employees of Chinook Therapeutics, Inc. (“Chinook”) in connection with its proposed acquisition of Chinook.

Dear Team Chinook,

We hope you had a great 4th of July week and had a chance to spend time with family and friends.

At Novartis, we are incredibly excited about the opportunities created by the recently announced merger between our two companies! And we want to offer you our congratulations on the great progress you have made to bring new medicines to patients with kidney diseases.

Chinook has developed a deep expertise and understanding of kidney diseases, areas of high unmet need where new treatments are urgently needed. We share your passion to improve and extend the lives of people with kidney disease and value the scientific rigor with which you are pursuing this goal.

We are excited by the progress Chinook has made in advancing its pipeline for rare severe chronic kidney diseases, including IgA nephropathy, a heterogeneous disease where patients often require multiple treatment options. We see atrasentan and zigakibart, as well as Chinook’s earlier stage programs, as having the potential to meaningfully advance care for patients with kidney diseases.

At Novartis, we believe that people are our greatest asset and that it is teamwork that makes difficult things achievable. People challenge medical paradigms to reimagine medicine and deliver transformative innovation to patients around the world. Working together to achieve scientific and medical advances makes both of our companies exceptional and rewarding places to work. After the closing of the transaction, we look forward to learning from you, supporting you, working together on our joint mission to improve kidney health, and contributing through our global reach to bring Chinook innovation to as many patients as possible.

We realize that this is a time of uncertainty for many of you and appreciate your patience as we still have several steps ahead of us to complete our transaction which is expected to close in the second half of 2023. Until then we will continue to operate as separate and independent companies.

Over the next couple of days, you will receive an invitation to a short townhall meeting with us, which will be first of many conversations we will have on this journey together!

Looking forward to a bright future and to connecting with you in person.

Best regards,

David Soergel, MD Global Head, Cardiovascular, Renal, Metabolism Development	Vasilisa Sazonov Global Therapeutic Area Head, eXploratory (including renal)

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Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “look forward,” “investigational,” “pipeline,” “to acquire,” “development,” “to include,” “progress,” “expected,” “continue,” “opportunity,” “to address,” “commitment,” or similar terms, or by express or implied discussions regarding potential marketing approvals, new indications or labeling for atrasentan or zigakibart, the acquisition of Chinook Therapeutics, or regarding potential future revenues from atrasentan or zigakibart. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that atrasentan or zigakibart will be submitted or approved for sale or for any additional indications or labeling in any market, or at any particular time. Neither can there be any guarantee expected benefits or synergies from this transaction will be achieved in the expected timeframe, or at all, nor can there be any guarantee that atrasentan or zigakibart will be commercially successful in the future. In particular, our expectations regarding atrasentan or zigakibart or the transaction described in this communication could be affected by, among other things, expected revenues, cost savings, synergies and other benefits from the proposed transaction might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to employee retention, might be greater than expected; the requisite regulatory approvals and clearances for the proposed transaction may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the requisite approval of Chinook’s stockholders may be delayed or may not be obtained, the other closing conditions to the proposed transaction may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger; Novartis or Chinook’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, other business partners or governmental entities; the possibility that the proposed transaction is more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise; the uncertainties inherent in research and development, including clinical trial results and additional analysis of existing clinical data; regulatory actions or delays or government regulation generally; global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures and requirements for increased pricing transparency; our ability to obtain or maintain proprietary intellectual property protection; the particular prescribing preferences of physicians and patients; general political, economic and business conditions, including the effects of and efforts to mitigate pandemic diseases such as COVID-19; safety, quality, data integrity or manufacturing issues; potential or actual data security and data privacy breaches, or disruptions of our information technology systems, and other risks and factors referred to in Novartis AG’s current Form 20-F on file with the US Securities and Exchange Commission. Novartis is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger between Novartis and Chinook, Novartis and Chinook intend to file relevant materials with the SEC, including a preliminary and definitive proxy statement to be filed by Chinook. The definitive proxy statement and proxy card will be delivered to the stockholders of Chinook in advance of the special meeting relating to the proposed merger. CHINOOK’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND CHINOOK WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and Chinook, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and Chinook make available free of charge at the Novartis website and Chinook’s website, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Novartis, Chinook and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Chinook in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2022, which were filed with the SEC on February 1, 2023, and May 15, 2023, respectively. Security holders may obtain information regarding the names, affiliations and interests of Chinook’s directors and executive officers in Chinook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 27, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 28, 2023. To the extent the holdings of Chinook’s securities by Chinook’s directors and executive officers have changed since the amounts set forth in Chinook’s definitive proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the definitive proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Novartis website at https://www.novartis.com and Chinook’s website at https://www.chinooktx.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.